EXHIBIT (10)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Independent Registered Public Accounting Firm” in the Statement of Additional Information included in the initial filing to the Registration Statement (Form N-4 No. XXX-XXXXX) under the Securities Act of 1933 for the Retirement Builder Variable Annuity Account and related Prospectus of The Atlas Portfolio Builder Variable Annuity and to the use of our reports: (1) dated April 3, 2013, with respect to the statutory-basis financial statements and schedules of Transamerica Life Insurance Company, and (2) dated April 29, 2013, with respect to the financial statements of the subaccounts of the Separate Account VA A and the Retirement Builder Variable Annuity Account.

/s/ Ernst & Young LLP

Des Moines, Iowa

August 20, 2013